UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

CICERO INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway Suite 542 Cary, North Carolina (Address of principal executive offices)	27518 (Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 20, 2010, Cicero Inc. (the “Company”) filed a Form 8-K to report that on January 15, 2010 it had acquired substantially all of the business assets of SOAdesk, LLC (“SOAdesk”) pursuant to an Asset Purchase Agreement between the Company, SOAdesk and Vertical Thought, Inc. (“VTI”), an affiliate of SOAdesk. The Company did not acquire any material assets of VTI under the Asset Purchase Agreement.  This Form 8-K/A hereby amends that Form 8-K.

Item 1.01  Entry into a Material Definitive Agreement.

On March 31, 2010, the Company, SOAdesk and VTI (together with SOAdesk, the “Sellers”) entered into Amendment No. 1 (the “APA Amendment”) to the Asset Purchase Agreement, dated as of January 15, 2010, between the Company and Sellers (the “Asset Purchase Agreement”), to, among other things, (i) provide for the issuance to SOAdesk of a new $525,000 aggregate principal amount convertible promissory note (the “$525,000 Convertible Promissory Note”) in satisfaction of certain payment obligations of the Company under the Asset Purchase Agreement and (ii) extend the Company’s repurchase right set forth in Section 3.6 of the Asset Purchase Agreement to include any shares of Series B Preferred Stock issued under the $525,000 Convertible Promissory Note.

In connection with the APA Amendment, on March 31, 2010, the Company and SOAdesk entered into an Amendment No. 1 (the “$700,000 Note Amendment”) to the $700,000 aggregate principal amount unsecured convertible note that was issued to SOAdesk under the Asset Purchase Agreement (the “$700,000 Convertible Promissory Note”) to extend the maturity date to September 30, 2010 and provide that proceeds from subsequent sales of shares of Series B Preferred Stock will first be applied to repayment of the $525,000 Convertible Promissory Note before any pre-payments are made under the $700,000 Convertible Promissory Note.

Item 3.02  Unregistered Sales of Equity Securities.

As described in Item 1.01 hereof, on March 31, 2010 the Company issued a $525,000 Convertible Promissory Note to SOAdesk.

The $525,000 Convertible Promissory Note is for an aggregate principal amount of $525,000 and is convertible, at the option of the holder, into shares of Series B Preferred Stock at a conversion price of $150.00 per share, as such conversion price may be adjusted for stock dividends, stock splits and similar events.

The Company has the right to prepay the $525,000 Convertible Promissory Note at any time or from time to time without any premium or penalty. In addition, the $525,000 Convertible Promissory Note is mandatorily pre-payable with fifty percent (50%) of the gross proceeds received by the Company from the sale of shares of Series B Preferred Stock to investors after the date of the $525,000 Convertible Promissory Note and prior to June 30, 2010.

The $525,000 Convertible Promissory Note accrues interest at the rate of five percent (5%) per annum.  All unpaid principal on the $525,000 Convertible Promissory Note, together with the balance of unpaid and accrued interest and other amounts payable thereunder, if not converted by the holder or pre-paid in cash, will be due and payable, and will be paid through the issuance of shares of Series B Preferred Stock valued at the then-applicable conversion price, on the earlier of (i) June 30, 2010, or (ii) upon the occurrence of certain events of default.

The foregoing description of the APA Amendment, the $525,000 Convertible Promissory Note the $700,000 Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the APA Amendment, the $525,000 Convertible Promissory Note and the $700,000 Note Amendment, which are attached as Exhibits 2.1, 4.1 and 4.2 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

Audited financial statements as of December 31, 2009 and December 31, 2008 are attached hereto as Exhibit 99.1 and are incorporated herein by reference

(b)  Pro Form Financial Information

Unaudited pro forma financial information as of and for the year ended December 31, 2009 is attached hereto as Exhibit 99.2 and incorporated herein by reference

(d)  Exhibits

2.1	Amendment No. 1 to the Asset Purchase Agreement, dated January 15, 2010, between Cicero Inc., Vertical Thought, Inc. and SOAdesk, LLC

4.1	$525,000 Convertible Promissory Note

4.2	Amendment to $700,000 Convertible Promissory Note

99.1	Audited financial statements as of December 31, 2009 and December 31, 2008 of SOAdesk, LLC

99.2	Unaudited pro forma financial information as of and for the year ended December 31, 2009

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cicero Inc.

Date: April 2, 2010	By:	/s/ John Broderick
Name: John Broderick
Title: Chief Executive Officer